SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report:  June 3, 1996
                       (Date of earliest event reported)


                               EXTECH CORPORATION
- -------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

  Delaware                   0-1665                   36-2476480
- ---------------        ---------------------       --------------------
(State or other        (Commission File No.)       IRS Employer Identi-
jurisdiction of                                     fication Number)
incorporation)


           90 Merrick Avenue, East Meadow, New York        11554
           -------------------------------------------------------
           (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code: (516) 794-6300
                                                    --------------

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

            Pursuant to a certain Subscription Agreement, dated as of June
3, 1996 by and between EXTECH Corporation ("EXTECH" or the "Company) and Morton L. Certilman, Jay M. Haft and Sterling Foster Holding Corp. ("Sterling Foster"), the Company has issued 3,200,000 shares of EXTECH Common Stock at a price of $0.25 per share (the "Offering") for a total subscription price of $800,000. Of such amount, $450,000 was paid by Sterling Foster for the purchase of 1,800,000 shares (of which, the Company has been advised, Adam Lieberman is the President and Sole Shareholder) and $175,000 was paid by each of Jay M. Haft, Chairman of the Board of the Company, and Morton L. Certilman, President of the Company, for the purchase of 700,000 shares each.

            As a result of the offering, Messrs. Certilman and Haft and Sterling Foster now own, respectively, 911,893, 910,393 and 1,800,000 shares of EXTECH Common Stock (or approximately 16.3%, 16.3% and 32.2%, respectively, of the 5,591,367 outstanding shares of the Company).

            Messrs. Certilman and Haft have indicated their intention to consult with each other with respect to the acquisition, voting and disposition of their respective shares of EXTECH Common Stock. However, they have stated that each independently makes his own decisions with respect to such matters. In addition, they have indicated that neither has any economic interest in the shares of EXTECH Common Stock directly owned by the other.

            The proceeds of the offering are intended to be used by the Company in connection with the acquisition and/or operation of one or more sports franchises and/or related sports equipment companies. While the Company is currently exploring a number of business opportunities in this regard, no definitive agreements are in place and no assurances can be given that any such transactions will be consummated.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.
                                  --- -----

            (a)   Financial Statements of Business Acquired.
                  -----------------------------------------

                  Not applicable.

            (b)   Pro Forma Financial Information.
                  -------------------------------

                  To be filed by amendment.

            (c)   Exhibits
                  --------

                  (1) Subscription Agreement, dated as of June 3, 1996, among EXTECH, Morton L. Certilman, Jay
                        M. Haft and Sterling Foster

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                EXTECH CORPORATION

Dated:  June 17, 1996                           By: /s/
                                                   -----------------------
                                                   Morton L. Certilman
                                                   President